           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of E-TRADE Funds and to the use of our report dated February 3, 2006 on the financial statements and financial highlights of Kobren Growth Fund and Delphi Value Fund, each a series of the Kobren Insight Funds. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                   /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 1, 2006

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of E*TRADE Funds on Form N-14 of our reports dated February 11, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Report, to the Board of Trustees of Kobren Insight Funds and the Shareholders of Kobren Growth Fund and Delphi Value Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 31, 2006